UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2022

Cellectar Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Florham Park, NJ, 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (608) 441-8120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 6, 2022, Cellectar Biosciences, Inc., (the “Company”) determined to postpone its 2022 Annual General Meeting of Stockholders (the “Annual Meeting”) from Wednesday, June 15, 2022 to Friday, June 24, 2022 at 10:00 A.M., local time, at the Company’s headquarters at 100 Campus Drive, Florham Park, New Jersey 07932. The Annual Meeting is being postponed to allow additional time for the Company’s stockholders to vote on an additional agenda item at the Annual Meeting, which will be Proposal Five: the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. The Company will file a supplement to the Company’s proxy statement, originally filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2022, to add Proposal Five and will also distribute a revised proxy card and notice to all stockholders of record at the close of business on Tuesday, April 26, 2022, the record date for the Annual Meeting. Proposal Five was inadvertently omitted from the proxy statement and proxy card when originally filed with the Commission. All previously cast votes associated with the Annual Meeting will continue to be valid for the Annual Meeting, unless revoked as described in the proxy statement. Further details regarding voting on Proposal Five will be described in the proxy supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: June 6, 2022	By:	/s/ Chad J. Kolean
	Name:	Chad J. Kolean
	Title:	Chief Financial Officer